Exhibit 23.2





                        CONSENT OF INDEPENDENT ACCOUNTANT

     I consent to the inclusion in this amendment no. 2 to the registration statement on Form S-11 (File No. 333-35105) of my report dated March 21, 1997 on my audit of the consolidated financial statements Premium Finance Company of the V.I., Inc. and subsidiaries. I also consent to the reference to my firm under the caption "Experts".




                                      /s/ Francisco E. Depusoir, CPA




St. Croix, U.S. Virgin Islands
January 15, 1998.